                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Contact:
Keith Glover
EVP & CFO
408-731-2700

             PROXIM ANNOUNCES PRELIMINARY FIRST QUARTER 2003 RESULTS

     Investor Conference Call Scheduled for 8:30 am ET on April 4, 2003

SUNNYVALE, Calif. - April 3, 2003 - Proxim Corporation (NASDAQ: PROX) today announced that it expects revenue for the fiscal quarter ended March 28, 2003 to be approximately $40 million. Product revenue is expected to be approximately $34 million and license revenue from the previously announced patent settlement with Intersil Corporation was $6 million. The net loss attributable to common stockholders computed in accordance with generally accepted accounting principles, or GAAP, for the first quarter of 2003 is expected to be approximately $(0.09) to $(0.10) per share. The non-GAAP, or pro forma, net loss per share for the first quarter is expected to be approximately $(0.02) to $(0.03) per share. The expected pro forma loss per share includes an estimated tax rate of 30% and excludes amortization of purchased intangibles and accretion of Series A Preferred Stock. The reconciliation of the anticipated range of the GAAP net loss per share to the anticipated range of pro forma net loss per share for the three months ended March 28, 2003, and December 31, 2002, is set forth at the end of this press release.

As of March 28, 2003, cash, including cash equivalents, marketable securities and restricted cash was approximately $18.5 million, compared to $19.5 million as of December 31, 2002.

Preliminary product revenue in North America during the first quarter of 2003 is expected to be approximately $17.1 million, a decline of approximately 48% compared to the fourth quarter of 2002, while preliminary product revenue from international customers is expected to be approximately $16.9 million, or approximately flat compared to the prior quarter. Proxim believes that the preliminary results for the first quarter of 2003 reflect the impact of the weak
U. S. economy compounded by war-delayed purchasing decisions. This resulted in reduced demand for the Company's products in both the wireless wide area network
(WWAN) and the wireless local area network (WLAN) products. Sales of Telco WWAN products and OEM WLAN products were particularly weak during the first quarter.

These preliminary results are based on management's initial analysis of operating results and are subject to change as channel sell through and other financial information becomes available. The Company is scheduled to announce its final results for the first quarter after the market close on April 15, 2003. Details regarding the April 15th conference call will be provided in a separate press release.

CONFERENCE CALL INFORMATION

Proxim will hold a conference call on Friday, April 4, 2003, at 8:30 AM Eastern Time, 5:30 AM Pacific Time, to discuss its preliminary first quarter results.

DIAL-IN INFORMATION

To listen to the conference call via telephone, dial 913-981-5510 at least five minutes prior to the scheduled start time.

WEBCAST INFORMATION

To listen to the webcast, go to www.proxim.com, and click on the link titled "Proxim Announces Preliminary First Quarter 2003 Results Call."

The minimum requirements to listen include sound capabilities on your personal computer and installation of RealPlayer software available at no cost for Windows 95/98, Windows 3.1, Windows NT, Macintosh, and UNIX systems from Real Audio, www.real.com.

The call will be archived immediately following the conference call and will remain available at http://investor.proxim.com. Additionally, the conference call will be available on a recorded telephone archive by calling toll free 888-203-1112 and entering pass code 741083, beginning Friday, April 4, 2003 at 1:00 PM, Eastern Time until 11:00 PM Eastern Time on Friday, April 11, 2003. For international callers, the recorded telephone archive is available by calling the following toll number: 719-457-0820 and entering the pass code 741083.

ABOUT PROXIM

Proxim Corporation is a leader in wireless networking. It is the only company exclusively focused on both high-performance indoor and outdoor wireless networking, with the broadest range of wireless infrastructure and clients products in the world. Proxim's award-winning line of ORiNOCO wireless local area network (WLAN) products support all Wi-Fi standards and provide unsurpassed computing mobility and security. Its line of Tsunami wireless wide area network
(WWAN) Ethernet bridges reliably connect networks between locations up to 40 miles apart, and with speeds up to 860 Mbps. The company also makes Lynx, a line of microwave radios used for cellular backhaul. Proxim Corporation was created by the merger of Proxim, Inc. and Western Multiplex Corporation in March 2002. Its web site is www.proxim.com.

SAFE HARBOR

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning Proxim's preliminary financial results for the first quarter of 2003. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, the risk that Proxim's actual results may be different from the preliminary results as a result of information from distributors regarding channel sell through of our products; and actual and pro forma results may vary depending on final determination of revenue, gross margins, operating expenses and charges, and as a result of the quarterly review by the Company's independent accountants. For additional information regarding risks relating to Proxim's business, see Proxim Corporation's Form 10-K for the year ended December 31, 2002, and subsequent Forms 8-K, and other relevant materials filed by Proxim with the SEC.

                                    - more -

                                PROXIM CORPORATION
             RECONCILIATION OF GAAP NET LOSS PER SHARE ATTRIBUTABLE TO
                COMMON STOCKHOLDERS TO PRO FORMA NET LOSS PER SHARE
                                    (UNAUDITED)

                                                  THREE MONTHS ENDED
                                          -----------------------------------
                                                                 DECEMBER 31,
                                             MARCH 28, 2003         2002
                                          ---------------------  ------------
                                           LOW END     HIGH END
                                          OF RANGE     OF RANGE
                                          ---------   ---------
GAAP net loss                              $(0.10)     $(0.09)     $(1.20)
Amortization of goodwill and
  intangible assets                          0.05        0.05        0.05
Amortization of deferred stock
  compensation                                 --          --        0.00
Impairment of goodwill and
  intangible assets                            --          --        1.07
Impairment of loan to officer                  --          --        0.04
Restructuring charges                          --          --        0.02
Accretion of Series A preferred stock        0.01        0.01        0.01
Income tax benefit                           0.01        0.01        0.00
                                           ------      ------      ------
Pro forma net loss                         $(0.03)     $(0.02)     $(0.01)
                                           ======      ======      ======

USE OF PRO FORMA FINANCIAL INFORMATION

To supplement our consolidated financial statements presented on a GAAP basis, Proxim uses non-GAAP, or pro forma, measures of operating results, net income/loss and income/loss per share, which are adjusted to exclude certain costs, expenses, gains and losses that we believe are appropriate to enhance the overall understanding of our financial performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a supplemental understanding of Proxim's underlying operational results and trends. Adjusted pro forma results are among the primary indicators management uses as a basis for planning and forecasting our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for Proxim's financial results prepared in accordance with generally accepted accounting principles in the United States.

                                      ####